PROSPECTUS

DECEMBER 30, 2005

FUTURITY ACCOLADE

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options, depending upon when you purchased your Contract. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the mutual funds or series thereof (the "Funds") listed below. The Funds are advised as follows: A I M Advisors, Inc. advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc. serving as sub-investment advisor to the AIM V.I. Dynamics Fund. Alliance Capital Management, LP advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Funds. Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Fred Alger Management, Inc. advises the Alger American Funds. Goldman Sachs Asset Management, L.P. advises the Goldman Sachs VIT Funds. J.P. Morgan Investment Management Inc. advises the J.P. Morgan Series Trust II Portfolios. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OpCap Advisors advises the OpCap Funds. PADCO Advisors II, Inc. advises the Rydex VT Portfolios. Sun Capital Advisers, Inc. advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Value Small Cap Fund (sub-advised by OpCap Advisors); and SCSM Blue Chip Mid Cap Fund (sub-advised by Wellington Management Company, LLP). Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton® Global Advisors Limited advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Series Fund prospectus carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 48 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC. Any reference in this prospectus to receipt by us means receipt at the following address:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

You can allocate your money among Sub-Accounts investing in the following Funds:

Large-Cap Value Equity Funds	Mid-Cap Blend Equity Funds
AllianceBernstein VP Growth and Income Portfolio	OpCap Mid Cap Portfolio[1]
Franklin Templeton VIP Trust Templeton Foreign	Mid-Cap Growth Equity Funds
Securities Fund - Class 2	AIM V.I. Dynamics Fund[4]
Franklin Templeton VIP Trust Templeton Growth	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Lord Abbett Series Fund Growth and Income Portfolio	Small-Cap Blend Equity Funds
MFS/Sun Life Total Return - S Class	JPMorgan Small Company Portfolio[3]
OpCap Equity Portfolio[1]	OpCap Small Cap Portfolio[1]
OpCap Managed Portfolio[1]	Small-Cap Growth Equity Funds
Large-Cap Blend Equity Funds	AIM V.I. Small Company Growth Fund[5]
AIM V.I. Capital Appreciation Fund	Alger American Small Capitalization Portfolio[2]
AIM V.I. Core Equity Fund	AllianceBernstein VP Small Cap Growth Portfolio[8]
AIM V.I. Premier Equity Fund	Goldman Sachs CORESM VIT Small Cap Equity Fund[3]
Alger American Income & Growth Portfolio[2]	MFS/ Sun Life New Discovery - S Class
AllianceBernstein VP Worldwide Privatization Portfolio	Small-Cap Value Equity Funds
Fidelity VIP Overseas Portfolio, Service Class 2	SCSM Value Small Cap Fund
Goldman Sachs VIT CORESM U.S. Equity Fund	Large-Cap Growth Sector Equity Funds
Goldman Sachs VIT Growth and Income Fund[3]	AllianceBernstein VP Global Technology Portfolio[7]
JPMorgan International Opportunities Portfolio[3]	Large-Cap Value Sector Equity Funds
JPMorgan U.S. Large Cap Core Equity Portfolio[3]	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Massachusetts Investors Trust - S Class	Mid-Cap Value Sector Equity Funds
Rydex VT Nova Fund	Sun Capital Real Estate Fund(R)
SCSM Davis Venture Value Fund	Mid-Cap Blend Sector Equity Funds
Large-Cap Growth Equity Funds	Sun CapitalSM All Cap Fund
AIM V.I. Growth Fund	High-Quality Intermediate-Term Bond Funds
AIM V.I. International Growth Fund	PIMCO VIT Total Return Portfolio
Alger American Growth Portfolio[2]	Sun Capital Investment Grade Bond Fund®
AllianceBernstein VP Large Cap Growth Portfolio[6]	High-Quality Long-Term Bond Funds
Fidelity VIP Contrafund® Portfolio, Service Class 2	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Growth Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Goldman Sachs VIT Capital Growth Fund	Medium-Quality Intermediate-Term Bond Funds
Goldman Sachs VIT International Equity Fund[3]	PIMCO VIT Emerging Markets Bond Portfolio
MFS/ Sun Life Capital Appreciation - S Class	Low-Quality Short-Term Bond Fund
MFS/ Sun Life Emerging Growth - S Class	MFS/ Sun Life High Yield - S Class
MFS/ Sun Life Massachusetts Investors Growth	Low-Quality Intermediate-Term Bond Fund
Stock - S Class	PIMCO VIT High Yield Portfolio
Rydex VT OTC Fund	Money Market Fund
Mid-Cap Value Equity Funds	Sun Capital Money Market Fund®
First Eagle VFT Overseas Variable Series
Lord Abbett Series Fund Mid Cap Value Portfolio

1 Not available to Contracts issued on or after July 17, 2000.

2 Not available for further investment after May 1, 2002.

3 Not available to Contracts issued on or after May 1, 2001.

4 Formerly known as the INVESCO VIF Dynamics Fund.

5 Formerly known as the INVESCO VIF Small Company Growth Fund.

6 Formerly known as the AllianceBernstein VP Premier Growth Portfolio.

7 Formerly known as the AllianceBernstein VP Technology Portfolio.

6 Formerly known as the AllianceBernstein VP Quasar Portfolio.

TABLE OF CONTENTS

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Purchase Payment Interest *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

Due Proof of Death *

The Income Phase -- Annuity Provisions *

Selection of the Annuitant or Co-Annuitant *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contracts *

Distribution of the Contracts *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of Earnings Enhancement Optional Death Benefit *

Appendix E - Calculation of Death Benefit When EEB and MAV and 5% Roll-Up Riders are Selected *

Appendix F - Calculation of Earnings Enhancement Plus Optional Death Benefit *

Appendix G - Calculation of Earnings Enhancement Plus with MAV Optional Death Benefit *

Appendix H - Calculation of Earnings Enhancement Plus with 5% Roll-Up Optional Death Benefit *

Appendix I - Calculation of Purchase Payment Interest (Bonus Credit) *

Appendix J - Condensed Financial Information *

Appendix K - Investment Options and Expenses for Initial Class Shares *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The MFS Regatta Extra Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more of the optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments of at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts, each of which invests in a separate securities portfolio of the MFS/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

During the Accumulation Phase, we deduct a $35 Annual Account Fee, if your Account Value is less than $100,000 on your Account Anniversary. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year. After the fifth Contract Year, we may increase the fee, but it will never exceed $50.

We deduct a mortality and expense risk charge of 1.30% of the average daily value of the Contract invested in the Variable Account. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.15% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider(s) you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, one or more of the optional death benefit rider. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years (including the current Account Year). All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you can cancel your Contract within 10 days after receiving it (or later if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

            Sun Life Assurance Company of Canada (U.S.)

            P. O. Box 9133

            Wellesley Hills , Massachusetts 02481

            Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	7%
	4-5	6%
	5-6	5%
	6-7	4%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.30%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.45%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.85%

*

The Annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed annually, but it will never be greater than $50. The fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.45% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Rider(s) Elected	% of Average Daily Net Assets

"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	3.45%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

**

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.90% , respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $35,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,270	$2,273	$3,272	$5,479
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$550	$1,643	$2,732	$5,479

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ('Variable Accumulation Units') is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the Owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under Your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-888-786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts.

These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In such event, renewals will be made into the Money Market Sub-Account. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

OPTION A: The 2% Five -Year Anniversary Interest Option -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

OPTION B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:
●	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

●	4% of each Purchase Payment if your Net Purchase Payments is $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

●	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services charge, or the annual Account Fee, credit additional amounts, or grant bonus Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Series Trust's Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program is treated as commencing a new dollar-cost averaging program may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By electing an asset allocation program, you thereby authorize us to automatically reallocate your investment options, as determined by the terms of the asset allocation program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program, or choose a different model.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Return Program

Under the Principal Return Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge," below), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment," below). Withdrawals also may have adverse federal income tax consequences, including a10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, plus the greater of:
●	your Contract's earnings (defined below) during the prior Account Year; and

●	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:
●	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

●	any Purchase Payments made during the prior Account Year, plus

●	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount", see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the oldest remaining Purchase Payment to be withdrawn first, then the next oldest, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7 year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of Account Years
Payment Has Been	Withdrawal
in Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	7%
4-5	6%
5-6	5%
6-7	4%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
●	at least one year has passed since we issued your Contract,

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

No Market Value Adjustment will apply to Contracts issued in the states of California, Maryland, Oregon, Texas and Washington.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $35 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1through 5, the Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is more than $100,000 on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the Account Fee and administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(S) You Elect*	Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus with MAV"	0.40%
"EEB Plus with 5% Roll-Up"	0.40%

                                          *As defined below

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at anytime, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If you die during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on your date of death, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if you die during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect.

Amount of Death Benefit

To calculate the amount of your death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of your death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before your death and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, the basic death benefit may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the "basic death benefit" (above), or

●

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit, above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Plus amount." Calculated as of the Death Benefit Date, the "EEB Plus amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider PLUS the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider PLUS the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider, and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:
●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●

MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●

EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●

MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the basic death benefit or any rider you have selected. All Contract provisions, including any riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a value equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, the surviving spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the basic death benefit or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the basic death benefit or under any of the optional death benefit riders, your Account Value will be increased by the excess, if any, of that amount over option (1) of the basic death benefit. Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Sun Capital Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to continue the Contract. . This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option(s) in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:
●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the first month following your first Account Anniversary.

●

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

      Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      Annuity Option B -- Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

      Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

      Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.45% of your Account's average daily net assets. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Options elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Series Fund as may be required by the Investment Company Act of 1940 and the Securities Act of 1933.We will also send such statements reflecting transactions in your Account as maybe required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute shares of another Fund or shares of another registered open-end investment company or unit investment trust for the shares held in any Sub-Account, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must beat least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:
●	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

●	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments. and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution, or

●	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2002, 2003, and 2004, approximately $809,356, $92,878, and $28,188 respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some Sub-Accounts.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period since we started offering the Sub-Accounts under the Futurity products or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Futurity products. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of$1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Sun Capital Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contract. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contract, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024,Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus).Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

lthough the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Tax-Deferred Accumulation
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, MA 02481

Please send me a Statement of Additional Information for
MFS Regatta Extra Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City	State Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:
ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for receiving annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are co-Owners of a Non-Qualified Contract, the surviving co-Owner will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY: Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A series of the Series Fund in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are 2 Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
Account Year	Hypothetical Account Value	Annual Earnings	Cumulative Annual Earnings	Free Withdrawal Amount	Payment Subject to Withdrawal Charge	Withdrawal Charge Percentage	Withdrawal Charge Amount
(a) 1	$41,000	$1,000	$ 1,000	$ 4,000	$36,000	8.00%	$2,880
2	$45,100	$4,100	$ 5,100	$ 4,000	$36,000	8.00%	$2,880
3	$49,600	$4,500	$ 9,600	$ 4,100	$35,900	7.00%	$2,513
(b) 4	$52,100	$2,500	$12,100	$ 4,500	$35,500	7.00%	$2,485
5	$57,300	$5,200	$17,300	$ 4,000	$36,000	6.00%	$2,160
6	$63,000	$5,700	$23,000	$ 5,200	$34,800	5.00%	$1,740
7	$66,200	$3,200	$26,200	$ 5,700	$34,300	4.00%	$1,372
(c) 8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.

(b)	In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c)

In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.
					Remaining
					Free
	Hypothetical				Withdrawal	Amount of
	Account				Amount	Withdrawal
	Value				Before	Subject to	Withdrawal	Withdrawal
	Before		Cumulative	Amount of	Charge	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a) 4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	7.00%	$ 0
(b) 4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	7.00%	$ 602
(c) 4	$38,400	$ 600	$11,500	$12,000	$ 0	$12,000	7.00%	$ 840
(d) 4	$26,800	$ 400	$11,900	$20,000	$ 0	$14,900	7.00%	$1,043
(a)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)

Since the total of the two prior Account Year 4 partial withdrawals($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)

Since the total of the three prior Account Year 4 partial withdrawals($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been surrendered, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,485, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

      The MVA Factor is: [(1 + I) / (1 + J + b)] ^ (N/12) -1

      These examples assume the following:
o	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

o	The date of surrender is 2 years from the Expiration Date (N = 24).

o	The value of the Guarantee Amount on the date of surrender is $11,910.16.

o	The interest earned in the current Account Year is $674.16.

o	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

o	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

      Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) X -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) X .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,365.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$60,000.00
Cash Surrender Value*	=	$55,165.00
Adjusted Purchase Payments**	=	$75,000.00
The Basic Death Benefit would therefore be:		$75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value.

For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments X (Account Value after withdrawal divided by Account Value before withdrawal)

$100,000.00 X ($60,000.00 divided by $80,000.00)  = $75,000

APPENDIX D

CALCULATION OF EARNINGS ENHANCEMENT OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore be		$135,000

~ plus ~

The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$35,000
40% of the above amount	=	$14,000
Cap of 40% of Adjusted Purchase Payments	=	$40,000
The lesser of the above two amounts = the EEB amount	=	$14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$111,400
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

~ plus ~

The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
40% of the above amount	=	$11,926
Cap of 40% of Adjusted Purchase Payments	=	$34,074
The lesser of the above two amounts = the EEB amount	=	$11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX E

CALCULATION OF DEATH BENEFIT WHEN EEB AND MAV AND 5% ROLL-UP RIDERS ARE SELECTED

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $131,400
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-Up Value	= $140,000
Maximum Anniversary Value	= $142,000
The Death Benefit Amount would therefore	= $142,000

         ~ plus ~

The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	= $35,000
40% of the above amount	= $14,000
Cap of 40% of Adjusted Purchase Payments	= $40,000
The lesser of the above two amounts = the EEB amount	= $14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F

CALCULATION OF EARNINGS ENHANCEMENT PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

    ~ plus ~

The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EARNINGS ENHANCEMENT PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

    ~ plus ~

The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EARNINGS ENHANCEMENT PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

     ~ plus ~

The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1: Option A

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:

Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments received the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:

Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00

First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal

Using the same example as above, suppose that before the first Account Anniversary you make a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 - $20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.

Your initial Payment of $50,000.00 received	3%
Your second Payment of $80,000.00 received	4%
Your third Payment of $400,000.00 received the	5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.

$50,000.00 X 2%	= $1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	= $ 600.00
Total credit due	= $1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

APPENDIX J

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year
AIM V.I. Capital Appreciation Fund - Level 1	2004	8.6819	9.1226	293,906
	2003	6.8017	8.6819	312,372
	2002	9.1242	6.8017	315,220
	2001	12.0693	9.1242	404,268
	2000	13.7461	12.0693	364,264
	1999	10.0000	13.7461	27,793

AIM V.I. Capital Appreciation Fund - Level 2	2004	8.6329	9.0572	377,727
	2003	6.7736	8.6329	412,646
	2002	9.1004	6.7736	487,591
	2001	12.0562	9.1004	592,086
	2000	10.0000	12.0562	550,010

AIM V.I. Capital Appreciation Fund - Level 3	2004	8.6004	9.0140	332,120
	2003	6.7549	8.6004	377,352
	2002	9.0845	6.7549	446,548
	2001	12.0476	9.0845	558,578
	2000	10.0000	12.0476	442,625

AIM V.I. Capital Appreciation Fund - Level 4	2004	8.5516	8.9491	95,777
	2003	6.7268	8.5516	86,124
	2002	9.0607	6.7268	87,659
	2001	12.0476	9.0607	84,473
	2000	10.0000	12.0476	104,182

AIM V.I. Growth Fund - Level 1	2004	5.6693	6.0465	428,977
	2003	4.3833	5.6693	478,735
	2002	6.4436	4.3833	662,139
	2001	9.8906	6.4436	418,762
	2000	12.6219	9.8906	374,178
	1999	10.0000	12.6219	71,866

AIM V.I. Growth Fund - Level 2	2004	5.6373	6.0032	503,284
	2003	4.3652	5.6373	631,288
	2002	6.4268	4.3652	746,797
	2001	9.8799	6.4268	584,677
	2000	10.0000	9.8799	581,508

AIM V.I. Growth Fund - Level 3	2004	5.6161	5.9745	427,499
	2003	4.3531	5.6161	520,423
	2002	6.4156	4.3531	658,982
	2001	9.8728	6.4156	483,784
	2000	10.0000	9.8728	455,997

AIM V.I. Growth Fund - Level 4	2004	5.5842	5.9315	117,885
	2003	4.3351	5.5842	121,795
	2002	6.3987	4.3351	166,595
	2001	9.8621	6.3987	140,250
	2000	10.0000	9.8621	131,424

AIM V. I. Core Equity Fund - Level 1	2004	8.3112	8.9249	182,353
	2003	6.7782	8.3112	217,446
	2002	8.1476	6.7782	251,795
	2001	10.7150	8.1476	349,444
	2000	12.7245	10.7150	329,965
	1999	10.0000	12.7245	41,234

AIM V. I. Core Equity Fund - Level 2	2004	8.2643	8.8610	400,151
	2003	6.7501	8.2643	436,890
	2002	8.1263	6.7501	453,107
	2001	10.7150	8.1263	510,706
	2000	10.0000	10.7150	428,759

AIM V. I. Core Equity Fund - Level 3	2004	8.2332	8.8187	253,806
	2003	6.7316	8.2332	284,820
	2002	8.1122	6.7316	332,187
	2001	10.6958	8.1122	388,252
	2000	10.0000	10.6958	332,258

AIM V. I. Core Equity Fund - Level 4	2004	8.1865	8.7552	94,209
	2003	6.7036	8.1865	103,321
	2002	8.0909	6.7036	131,808
	2001	10.6842	8.0909	169,180
	2000	10.0000	10.6842	134,929

AIM V. I. International Growth Fund - Level 1	2004	7.9959	9.7712	233,737
	2003	6.2864	7.9959	261,542
	2002	7.5648	6.2864	279,812
	2001	10.0395	7.5648	522,237
	2000	13.8416	10.0395	517,391
	1999	10.0000	13.8416	40,021

AIM V. I. International Growth Fund - Level 2	2004	7.9507	9.7012	318,374
	2003	6.2605	7.9507	345,402
	2002	7.5450	6.2605	440,187
	2001	10.0286	7.5450	652,050
	2000	10.0000	10.0286	636,071

AIM V. I. International Growth Fund - Level 3	2004	7.9208	9.6548	241,083
	2003	6.2432	7.9208	265,332
	2002	7.5319	6.2432	324,751
	2001	10.0214	7.5319	516,971
	2000	10.0000	10.0214	456,696

AIM V. I. International Growth Fund - Level 4	2004	7.8759	9.5854	61,537
	2003	6.2173	7.8759	67,528
	2002	7.5121	6.2173	81,527
	2001	10.0105	7.5121	181,054
	2000	10.0000	10.0105	80,488

AIM V. I. Premier Equity Fund - Level 1	2004	7.4947	7.8121	47,429
	2003	6.0800	7.4947	47,272
	2002	8.8465	6.0800	43,699
	2001	10.0000	8.8465	21,683

AIM V. I. Premier Equity Fund - Level 2	2004	7.4643	7.7685	93,747
	2003	6.0646	7.4643	104,106
	2002	8.8375	6.0646	48,637
	2001	10.0000	8.8375	26,666

AIM V. I. Premier Equity Fund - Level 3	2004	7.4441	7.7396	40,489
	2003	6.0543	7.4441	50,368
	2002	8.8315	6.0543	52,613
	2001	10.0000	8.8315	31,887

AIM V. I. Premier Equity Fund - Level 4	2004	7.4138	7.6962	37,572
	2003	6.0388	7.4138	38,516
	2002	8.8225	6.0388	38,872
	2001	10.0000	8.8225	16,925

AllianceBernstein VP Premier Growth Portfolio - Level 1	2004	7.0839	7.5635	85,269
	2003	5.8266	7.0839	85,599
	2002	8.5491	5.8266	44,040
	2001	10.0000	8.5491	26,141

AllianceBernstein VP Premier Growth Portfolio - Level 2	2004	7.0551	7.5213	64,567
	2003	5.8118	7.0551	62,434
	2002	8.5403	5.8118	35,168
	2001	10.0000	8.5403	27,141

AllianceBernstein VP Premier Growth Portfolio - Level 3	2004	7.0361	7.4933	90,678
	2003	5.8019	7.0361	100,090
	2002	8.5345	5.8019	72,788
	2001	10.0000	8.5345	60,781

AllianceBernstein VP Premier Growth Portfolio - Level 4	2004	7.0074	7.4513	29,493
	2003	5.7871	7.0074	34,108
	2002	8.5258	5.7871	30,760
	2001	10.0000	8.5258	16,124

AllianceBernstein VP Technology Portfolio - Level 1	2004	6.5571	6.7905	8,335
	2003	4.6272	6.5571	9,868
	2002	8.0690	4.6272	10,637
	2001	10.0000	8.0690	4,401

AllianceBernstein VP Technology Portfolio - Level 2	2004	6.5305	6.7526	35,351
	2003	4.6155	6.5305	43,678
	2002	8.0608	4.6155	6,661
	2001	10.0000	8.0608	4,753

AllianceBernstein VP Technology Portfolio - Level 3	2004	6.5128	6.7275	7,564
	2003	4.6076	6.5128	57,546
	2002	8.0553	4.6076	8,872
	2001	10.0000	8.0553	8,494

AllianceBernstein VP Technology Portfolio - Level 4	2004	6.4863	6.6898	10,070
	2003	4.5958	6.4863	12,507
	2002	8.0470	4.5958	12,999
	2001	10.0000	8.0470	8,239

AllianceBernstein VP Growth and Income Portfolio - Level 1	2004	9.2363	10.1235	239,620
	2003	7.0902	9.2363	253,109
	2002	9.2554	7.0902	204,029
	2001	10.0000	9.2554	153,121

AllianceBernstein VP Growth and Income Portfolio - Level 2	2004	9.1988	10.0670	227,889
	2003	7.0722	9.1988	261,056
	2002	9.2460	7.0722	228,332
	2001	10.0000	9.2460	83,662

AllianceBernstein VP Growth and Income Portfolio - Level 3	2004	9.1740	10.0296	197,401
	2003	7.0602	9.1740	190,165
	2002	9.2397	7.0602	150,029
	2001	10.0000	9.2397	168,454

AllianceBernstein VP Growth and Income Portfolio - Level 4	2004	9.1366	9.9734	184,715
	2003	7.0422	9.1366	386,174
	2002	9.2302	7.0422	290,726
	2001	10.0000	9.2302	58,471

AllianceBernstein VP Worldwide Privatization Portfolio - Level 1	2004	11.3630	13.8824	25,894
	2003	8.0590	11.3630	15,454
	2002	8.5417	8.0590	14,317
	2001	10.0000	8.5417	2,793

AllianceBernstein VP Worldwide Privatization Portfolio - Level 2	2004	11.3170	13.8051	41,629
	2003	8.0386	11.3170	16,674
	2002	8.5330	8.0386	15,808
	2001	10.0000	8.5330	1,533

AllianceBernstein VP Worldwide Privatization Portfolio - Level 3	2004	11.2863	13.7537	15,513
	2003	8.0249	11.2863	7,864
	2002	8.5272	8.0249	4,608
	2001	10.0000	8.527161	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 4	2004	11.2403	13.6767	51,353
	2003	8.0044	11.2403	33,389
	2002	8.5184	8.0044	16,639
	2001	10.0000	8.5184	4,851

AllianceBernstein VP Quasar Portfolio - Level 1	2004	9.2215	10.3946	8,027
	2003	6.2936	9.2215	2,297
	2002	9.4007	6.2936	3,119
	2001	10.0000	9.4007	24,698

AllianceBernstein VP Quasar Portfolio - Level 2	2004	9.1841	10.3367	11,784
	2003	6.2776	9.1841	13,774
	2002	9.3912	6.2776	3,838
	2001	10.0000	9.3912	178

AllianceBernstein VP Quasar Portfolio - Level 3	2004	9.1592	10.2982	6,308
	2003	6.2670	9.1592	9,505
	2002	9.3848	6.2670	4,546
	2001	0.0000	9.3848	3,271

AllianceBernstein VP Quasar Portfolio - Level 4	2004	9.1218	10.2405	428
	2003	6.2510	9.1218	137
	2002	9.3752	6.2510	143
	2001	0.0000	9.3752	176

First Eagle Overseas Variable Fund - Level 1	2004	16.5870	20.8316	269,773
	2003	11.1405	16.5870	249,363
	2002	10.0000	11.1405	200,859

First Eagle Overseas Variable Fund - Level 2	2004	16.5554	20.7603	237,736
	2003	11.1362	16.5554	211,535
	2002	10.0000	11.1362	184,481

First Eagle Overseas Variable Fund - Level 3	2004	16.5344	20.7129	311,427
	2003	11.1333	16.5344	226,488
	2002	10.0000	11.1333	234,351

First Eagle Overseas Variable Fund - Level 4	2004	16.5029	20.6417	329,522
	2003	11.1291	16.5029	338,284
	2002	10.0000	11.1291	260,708

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 1	2004	10.6449	12.0804	106,554
	2003	8.4257	10.6449	91,551
	2002	9.4582	8.4257	99,347
	2001	10.0000	9.4582	22,299

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 2	2004	10.6018	12.0131	158,278
	2003	8.4043	10.6018	112,148
	2002	9.4485	8.4043	90,816
	2001	10.0000	9.4485	19,771

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 3	2004	10.5731	11.9684	132,292
	2003	8.3901	10.5731	97,962
	2002	9.4421	8.3901	69,622
	2001	10.0000	9.4421	15,539

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 4	2004	10.5300	11.9014	158,957
	2003	8.3687	10.5300	150,587
	2002	9.4325	8.3687	133,238
	2001	10.0000	9.4325	15,458

Fidelity VIP Growth Portfolio, Service Class 2 - Level 1	2004	7.7833	7.9096	396,669
	2003	5.9587	7.7833	337,686
	2002	8.6745	5.9587	284,410
	2001	10.0000	8.6745	255,945

Fidelity VIP Growth Portfolio, Service Class 2 - Level 2	2004	7.7517	7.8655	369,463
	2003	5.9435	7.7517	306,079
	2002	8.6657	5.9435	243,203
	2001	10.0000	8.6657	201,441

Fidelity VIP Growth Portfolio, Service Class 2 - Level 3	2004	7.7307	7.8362	322,218
	2003	5.9334	7.7307	294,826
	2002	8.6598	5.9334	266,375
	2001	10.0000	8.6598	232,466

Fidelity VIP Growth Portfolio, Service Class 2 - Level 4	2004	7.6992	7.7923	451,687
	2003	5.9183	7.6992	588,225
	2002	8.6509	5.9183	434,514
	2001	10.0000	8.6509	132,166

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 1	2004	8.8839	9.9203	58,491
	2003	6.3022	8.8839	64,693
	2002	8.0396	6.3022	46,317
	2001	10.0000	8.0396	187,551

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 2	2004	8.8478	9.8650	61,988
	2003	6.2862	8.8478	53,777
	2002	8.0314	6.2862	55,951
	2001	10.0000	8.0314	164,066

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 3	2004	8.8238	9.8283	21,039
	2003	6.2755	8.8238	53,364
	2002	8.0260	6.2755	41,666
	2001	10.0000	8.0260	225,636

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 4	2004	8.7879	9.7732	95,028
	2003	6.2595	8.7879	93,671
	2002	8.0177	6.2595	87,227
	2001	10.0000	8.0177	110,150

Alger American Growth Portfolio - Level 1	2004	8.0211	8.3390	303,535
	2003	6.0217	8.0211	337,993
	2002	9.1190	6.0217	420,735
	2001	10.4940	9.1190	595,202
	2000	12.4941	10.4940	529,124
	1999	10.0000	12.4941	77,992

Alger American Growth Portfolio - Level 2	2004	7.9759	8.2793	388,290
	2003	5.9968	7.9759	525,506
	2002	9.0952	5.9968	621,101
	2001	10.4827	9.0952	788,725
	2000	10.0000	10.4827	734,515

Alger American Growth Portfolio - Level 3	2004	7.9458	8.2398	217,516
	2003	5.9803	7.9458	237,433
	2002	9.0794	5.9803	297,208
	2001	10.4751	9.0794	434,498
	2000	10.0000	10.4751	332,438

Alger American Growth Portfolio - Level 4	2004	7.9008	8.1805	108,224
	2003	5.9555	7.9008	119,588
	2002	9.0556	5.9555	142,303
	2001	10.4638	9.0556	149,964
	2000	10.0000	10.4638	172,900

Alger American Income & Growth Portfolio - Level 1	2004	9.9676	10.5933	186,930
	2003	7.7897	9.9676	211,875
	2002	11.4725	7.7897	265,607
	2001	13.5887	11.4725	422,986
	2000	13.9651	13.5887	312,754
	1999	10.0000	13.9651	25,358

Alger American Income & Growth Portfolio - Level 2	2004	9.9114	10.5175	175,856
	2003	7.7576	9.9114	219,191
	2002	11.4426	7.7576	265,719
	2001	13.5740	11.4426	381,862
	2000	10.0000	13.5740	327,313

Alger American Income & Growth Portfolio - Level 3	2004	9.8741	10.4672	258,722
	2003	7.7362	9.8741	324,774
	2002	11.4227	7.7362	351,192
	2001	13.5643	11.4227	429,521
	2000	10.0000	13.5643	293,926

Alger American Income & Growth Portfolio - Level 4	2004	9.8181	10.3920	47,193
	2003	7.7041	9.8181	53,373
	2002	11.3928	7.7041	74,632
	2001	13.5496	11.3928	85,598
	2000	10.0000	13.5496	35,295

Alger American Small Capitalization Portfolio - Level 1	2004	6.8042	7.8164	63,505
	2003	4.8504	6.8042	75,800
	2002	6.6714	4.8504	96,359
	2001	9.6050	6.6714	136,983
	2000	13.3871	9.6050	139,481
	1999	10.0000	13.3871	12,969

Alger American Small Capitalization Portfolio - Level 2	2004	6.7658	7.7604	134,530
	2003	4.8303	6.7658	181,312
	2002	6.6540	4.8303	241,659
	2001	9.5946	6.6540	290,066
	2000	10.0000	9.5946	302,011

Alger American Small Capitalization Portfolio - Level 3	2004	6.7403	7.7233	57,203
	2003	4.8170	6.7403	70,480
	2002	6.6424	4.8170	93,096
	2001	9.5877	6.6424	108,735
	2000	10.0000	9.5877	104,834

Alger American Small Capitalization Portfolio - Level 4	2004	6.7020	7.6677	30,638
	2003	4.7970	6.7020	35,121
	2002	6.6249	4.7970	45,531
	2001	9.5773	6.6249	47,965
	2000	10.0000	9.5773	30,840

Goldman Sachs VIT CORE Small Cap Equity Fund - Level 1	2004	14.9923	17.1867	26,861
	2003	10.4193	14.9923	42,185
	2002	12.4337	10.4193	34,664
	2001	12.0710	12.4337	38,999
	2000	12.0375	12.0710	30,176
	1999	10.0000	12.0375	1,775

Goldman Sachs VIT CORE Small Cap Equity Fund - Level 2	2004	14.9077	17.0637	38,642
	2003	10.3763	14.9077	54,919
	2002	12.4013	10.3763	53,849
	2001	12.0580	12.4013	60,241
	2000	10.0000	12.0580	43,518

Goldman Sachs VIT CORE Small Cap Equity Fund - Level 3	2004	14.8517	16.9822	21,822
	2003	10.3477	14.8517	31,607
	2002	12.3797	10.3477	32,237
	2001	12.0493	12.3797	36,913
	2000	10.0000	12.0493	23,117

Goldman Sachs VIT CORE Small Cap Equity Fund - Level 4	2004	14.7675	16.8601	2,512
	2003	10.3048	14.7675	2,543
	2002	12.3472	10.3048	3,536
	2001	12.0363	12.3472	3,505
	2000	10.0000	12.0363	5,949

Goldman Sachs VIT CORE U.S. Equity Fund - Level 1	2004	8.9375	10.1236	87,119
	2003	7.0044	8.9375	86,229
	2002	9.1000	7.0044	94,098
	2001	10.4871	9.1000	115,796
	2000	11.7733	10.4871	100,989
	1999	10.0000	11.7733	23,427

Goldman Sachs VIT CORE U.S. Equity Fund - Level 2	2004	8.8871	10.0511	163,075
	2003	6.9755	8.8871	147,347
	2002	9.0763	6.9755	170,547
	2001	10.4758	9.0763	167,483
	2000	10.0000	10.4758	140,443

Goldman Sachs VIT CORE U.S. Equity Fund - Level 3	2004	8.8537	10.0031	57,866
	2003	6.9562	8.8537	53,810
	2002	9.0605	6.9562	97,071
	2001	10.4683	9.0605	101,618
	2000	10.0000	10.4683	36,117

Goldman Sachs VIT CORE U.S. Equity Fund - Level 4	2004	8.8035	9.9312	26,784
	2003	6.9274	8.8035	31,586
	2002	9.0367	6.9274	32,833
	2001	10.4570	9.0367	20,439
	2000	10.0000	10.4570	7,859

Goldman Sachs VIT Growth and Income Fund - Level 1	2004	10.0702	11.7893	60,178
	2003	8.2167	10.0702	57,959
	2002	9.4039	8.2167	65,687
	2001	10.5260	9.4039	92,584
	2000	11.2057	10.5260	73,454
	1999	10.0000	11.2057	5,354

Goldman Sachs VIT Growth and Income Fund - Level 2	2004	10.0134	11.7049	53,009
	2003	8.1827	10.0134	55,096
	2002	9.3794	8.1827	58,156
	2001	10.5147	9.3794	73,571
	2000	10.0000	10.5147	42,564

Goldman Sachs VIT Growth and Income Fund - Level 3	2004	9.9757	11.6490	44,859
	2003	8.1602	9.9757	37,058
	2002	9.3631	8.1602	43,442
	2001	10.5071	9.3631	40,638
	2000	10.0000	10.5071	19,239

Goldman Sachs VIT Growth and Income Fund - Level 4	2004	9.9192	11.5653	3,721
	2003	8.1264	9.9192	4,221
	2002	9.3385	8.1264	5,012
	2001	10.4957	9.3385	5,914
	2000	10.0000	10.4957	2,360

Goldman Sachs VIT International Equity Fund - Level 1	2004	8.5208	9.5291	140,096
	2003	6.3813	8.5208	121,249
	2002	7.9292	6.3813	124,291
	2001	10.3510	7.9292	133,185
	2000	12.0983	10.3510	130,514
	1999	10.0000	12.0983	6,582

Goldman Sachs VIT International Equity Fund - Level 2	2004	8.4727	9.4609	217,925
	2003	6.3549	8.4727	121,235
	2002	7.9085	6.3549	130,034
	2001	10.3398	7.9085	149,556
	2000	10.0000	10.3398	129,144

Goldman Sachs VIT International Equity Fund - Level 3	2004	8.4408	9.4157	31,629
	2003	6.3374	8.4408	75,705
	2002	7.8948	6.3374	40,629
	2001	10.3323	7.8948	59,152
	2000	10.0000	10.3323	69,665

Goldman Sachs VIT International Equity Fund - Level 4	2004	8.3929	9.3480	2,144
	2003	6.3111	8.3929	2,356
	2002	7.8740	6.3111	5,165
	2001	10.3211	7.8740	13,543
	2000	10.0000	10.3211	15,002

Goldman Sachs VIT Capital Growth Fund - Level 1	2004	8.0142	8.6154	26,930
	2003	6.5720	8.0142	14,686
	2002	8.8132	6.5720	14,887
	2001	10.0000	8.8132	5,603

Goldman Sachs VIT Capital Growth Fund - Level 2	2004	7.9817	8.5673	17,357
	2003	6.5553	7.9817	7,954
	2002	8.8042	6.5553	8,488
	2001	10.0000	8.8042	2,637

Goldman Sachs VIT Capital Growth Fund - Level 3	2004	7.9600	8.5354	3,098
	2003	6.5442	7.9600	5,939
	2002	8.7982	6.5442	1,081
	2001	10.0000	8.7982	1,443

Goldman Sachs VIT Capital Growth Fund - Level 4	2004	7.9276	8.4876	9,442
	2003	6.5275	7.9276	7,296
	2002	8.7892	6.5275	10,948
	2001	10.0000	8.7892	3,320

INVESCO VIF Dynamics Fund - Level 1	2004	7.3503	8.2096	11,171
	2003	5.4115	7.3503	11,579
	2002	8.0634	5.4115	21,820
	2001	10.0000	8.0634	4,161

INVESCO VIF Dynamics Fund - Level 2	2004	7.3205	8.1639	11,648
	2003	5.3978	7.3205	16,045
	2002	8.0552	5.3978	14,376
	2001	10.0000	8.0552	14,391

INVESCO VIF Dynamics Fund - Level 3	2004	7.3007	8.1335	5,804
	2003	5.3886	7.3007	14,291
	2002	8.0497	5.3886	24,465
	2001	10.0000	8.0497	26,258

INVESCO VIF Dynamics Fund - Level 4	2004	7.2709	8.0879	4,122
	2003	5.3748	7.2709	8,152
	2002	8.0415	5.3748	6,332
	2001	10.0000	8.0415	5,543

INVESCO VIF Small Company Growth Fund - Level 1	2004	7.8862	8.8514	16,716
	2003	5.9971	7.8862	15,554
	2002	8.8343	5.9971	10,646
	2001	10.0000	8.8343	3,029

INVESCO VIF Small Company Growth Fund - Level 2	2004	7.8541	8.8020	30,101
	2003	5.9818	7.8541	30,703
	2002	8.8252	5.9818	25,760
	2001	10.0000	8.8252	15,353

INVESCO VIF Small Company Growth Fund - Level 3	2004	7.8329	8.7693	18,968
	2003	5.9717	7.8329	18,431
	2002	8.8192	5.9717	11,674
	2001	10.0000	8.8192	2,897

INVESCO VIF Small Company Growth Fund - Level 4	2004	7.8009	8.7201	6,764
	2003	5.9564	7.8009	4,604
	2002	8.8102	5.9564	4,622
	2001	10.0000	8.8102	2,236

J.P. Morgan International Opportunities Portfolio - Level 1	2004	8.1726	9.5334	44,359
	2003	6.2614	8.1726	50,908
	2002	7.7775	6.2614	76,980
	2001	9.7611	7.7775	96,812
	2000	11.7681	9.7611	76,078
	1999	10.0000	11.7681	10,730

J.P. Morgan International Opportunities Portfolio - Level 2	2004	8.1265	9.4652	37,267
	2003	6.2355	8.1265	68,747
	2002	7.7572	6.2355	87,533
	2001	9.7506	7.7572	117,806
	2000	10.0000	9.7506	108,428

J.P. Morgan International Opportunities Portfolio - Level 3	2004	8.0959	9.4199	21,292
	2003	6.2183	8.0959	21,746
	2002	7.7437	6.2183	24,481
	2001	9.7436	7.7437	57,419
	2000	10.0000	9.7436	56,808

J.P. Morgan International Opportunities Portfolio - Level 4	2004	8.0499	9.3521	3,870
	2003	6.1925	8.0499	6,849
	2002	7.7234	6.1925	9,891
	2001	9.7330	7.7234	10,107
	2000	10.0000	9.7330	6,326

J.P. Morgan Series Small Company Portfolio - Level 1	2004	11.2376	14.0831	34,331
	2003	8.3858	11.2376	35,981
	2002	10.8609	8.3858	34,804
	2001	11.9838	10.8609	51,579
	2000	13.7122	11.9838	57,006
	1999	10.0000	13.7122	5,598

J.P. Morgan Series Small Company Portfolio - Level 2	2004	11.1742	13.9823	67,560
	2003	8.3511	11.1742	75,304
	2002	10.8326	8.3511	84,849
	2001	11.9709	10.8326	101,183
	2000	10.0000	11.9709	84,735

J.P. Morgan Series Small Company Portfolio - Level 3	2004	11.1321	13.9155	42,113
	2003	8.3281	11.1321	37,827
	2002	10.8137	8.3281	42,072
	2001	11.9623	10.8137	48,113
	2000	10.0000	11.9623	24,022

J.P. Morgan Series Small Company Portfolio - Level 4	2004	11.0690	13.8154	17,251
	2003	8.2935	11.0690	18,015
	2002	10.7853	8.2935	18,841
	2001	11.9493	10.7853	19,146
	2000	10.0000	11.9493	3,823

J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 1	2004	8.2382	8.8887	46,535
	2003	6.5237	8.2382	58,346
	2002	8.7824	6.5237	58,232
	2001	10.1173	8.7824	99,457
	2000	11.5320	10.1173	83,819
	1999	10.0000	11.5320	6,455

J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 2	2004	8.1917	8.8251	58,263
	2003	6.4967	8.1917	56,939
	2002	8.7595	6.4967	98,478
	2001	10.1064	8.7595	111,421
	2000	10.0000	10.1064	106,686

J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 3	2004	8.1609	8.7829	38,668
	2003	6.4788	8.1609	38,665
	2002	8.7443	6.4788	91,185
	2001	10.0991	8.7443	34,848
	2000	10.0000	10.0991	25,548

J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 4	2004	8.1146	8.7198	48,701
	2003	6.4519	8.1146	204,035
	2002	8.7213	6.4519	200,064
	2001	10.0882	8.7213	231,789
	2000	10.0000	10.0882	88,970

Lord Abbett Series Fund Growth and Income Portfolio - Level 1	2004	12.4886	13.8643	652,563
	2003	9.6725	12.4886	612,829
	2002	11.9745	9.6725	586,297
	2001	13.0268	11.9745	571,453
	2000	11.4167	13.0268	245,260
	1999	10.0000	11.4167	55,559

Lord Abbett Series Fund Growth and Income Portfolio - Level 2	2004	12.4182	13.7651	672,973
	2003	9.6326	12.4182	673,837
	2002	11.9433	9.6326	723,861
	2001	13.0128	11.9433	677,097
	2000	10.0000	13.0128	284,240

Lord Abbett Series Fund Growth and Income Portfolio - Level 3	2004	12.3715	13.6993	723,833
	2003	9.6061	12.3715	688,352
	2002	11.9225	9.6061	644,024
	2001	13.0035	11.9225	675,576
	2000	10.0000	13.0035	222,884

Lord Abbett Series Fund Growth and Income Portfolio - Level 4	2004	12.3014	13.6008	642,017
	2003	9.5663	12.3014	607,615
	2002	11.8913	9.5663	573,916
	2001	12.9894	11.8913	453,934
	2000	10.0000	12.9894	52,597

Lord Abbett Series Fund International Portfolio - Level 1	2004	8.8874	10.5717	11,292
	2003	6.3843	8.8874	6,958
	2002	7.8719	6.3843	2,915
	2001	10.0000	7.8719	2,079

Lord Abbett Series Fund International Portfolio - Level 2	2004	8.8514	10.5128	19,978
	2003	6.3681	8.8514	24,042
	2002	7.8638	6.3681	12,056
	2001	10.0000	7.863824	0

Lord Abbett Series Fund International Portfolio - Level 3	2004	8.8274	10.4737	30,358
	2003	6.3573	8.8274	1,307
	2002	7.8585	6.3573	1,323
	2001	10.0000	7.8585	216

Lord Abbett Series Fund International Portfolio - Level 4	2004	8.7914	10.4151	2,259
	2003	6.3410	8.7914	1,182
	2002	7.8504	6.3410	1,260
	2001	10.0000	7.8504	387

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 1	2004	11.3336	13.8541	355,884
	2003	9.2182	11.3336	306,414
	2002	10.3684	9.2182	214,725
	2001	10.0000	10.3684	144,185

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 2	2004	11.2876	13.7769	364,942
	2003	9.1948	11.2876	328,220
	2002	10.3578	9.1948	295,898
	2001	10.0000	10.3578	107,128

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 3	2004	11.2571	13.7257	310,273
	2003	9.1793	11.2571	268,337
	2002	10.3508	9.1793	243,916
	2001	10.0000	10.3508	112,504

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 4	2004	11.2112	13.6488	312,719
	2003	9.1558	11.2112	264,933
	2002	10.3402	9.1558	228,752
	2001	10.0000	10.3402	74,670

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	8.1668	8.9159	15,559
	2003	6.4565	8.1668	4,172
	2002	9.7147	6.4565	4,712
	2001	10.0000	9.7147	1,782

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	8.1377	8.8705	11,021
	2003	6.4433	8.1377	7,346
	2002	9.7096	6.4433	2,887
	2001	10.0000	9.7096	106

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	8.1183	8.8404	11,545
	2003	6.4345	8.1183	4,160
	2002	9.7061	6.4345	3,320
	2001	10.0000	9.7061	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	8.0892	8.7952	9,787
	2003	6.4212	8.0892	12,176
	2002	9.7010	6.4212	12,501
	2001	10.0000	9.701007	0

MFS/Sun Life Capital Appreciation Series - Level 1	2004	7.3003	7.9870	146,231
	2003	5.7553	7.3003	155,574
	2002	8.6375	5.7553	152,349
	2001	11.7367	8.6375	191,038
	2000	13.4436	11.7367	238,596
	1999	10.0000	13.4436	4,427

MFS/Sun Life Capital Appreciation Series - Level 2	2004	7.2591	7.9298	122,293
	2003	5.7315	7.2591	137,812
	2002	8.6150	5.7315	155,256
	2001	11.7240	8.6150	211,067
	2000	10.0000	11.7240	194,014

MFS/Sun Life Capital Appreciation Series - Level 3	2004	7.2317	7.8919	106,378
	2003	5.7157	7.2317	125,690
	2002	8.6000	5.7157	135,470
	2001	11.7156	8.6000	198,658
	2000	10.0000	11.7156	169,686

MFS/Sun Life Capital Appreciation Series - Level 4	2004	7.1907	7.8352	12,470
	2003	5.6920	7.1907	14,613
	2002	8.5774	5.6920	15,711
	2001	11.7029	8.5774	24,375
	2000	10.0000	11.7029	100,298

MFS/Sun Life Emerging Growth S Class - Level 1	2004	8.1160	9.0349	7,818
	2003	6.2799	8.1160	32,339
	2002	9.7072	6.2799	26,018
	2001	10.0000	9.7072	25,552

MFS/Sun Life Emerging Growth S Class - Level 2	2004	8.0871	8.9890	9,111
	2003	6.2671	8.0871	9,843
	2002	9.7021	6.2671	2,155
	2001	10.0000	9.7021	558

MFS/Sun Life Emerging Growth S Class - Level 3	2004	8.0678	8.9585	8,888
	2003	6.2585	8.0678	10,722
	2002	9.6987	6.2585	9,309
	2001	10.0000	9.6987	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	8.0389	8.9127	3,266
	2003	6.2456	8.0389	12,487
	2002	9.6936	6.2456	12,787
	2001	10.0000	9.6936	2,528

MFS/Sun Life Emerging Growth Series - Level 1	2004	6.8558	7.6508	277,170
	2003	5.2904	6.8558	305,344
	2002	8.1556	5.2904	381,299
	2001	12.6513	8.1556	521,856
	2000	15.8653	12.6513	522,988
	1999	10.0000	15.8653	58,261

MFS/Sun Life Emerging Growth Series - Level 2	2004	6.8171	7.5960	351,586
	2003	5.2685	6.8171	431,991
	2002	8.1343	5.2685	501,329
	2001	12.6377	8.1343	747,965
	2000	10.0000	12.6377	771,453

MFS/Sun Life Emerging Growth Series - Level 3	2004	6.7914	7.5596	204,593
	2003	5.2540	6.7914	326,640
	2002	8.1201	5.2540	315,540
	2001	12.6286	8.1201	463,022
	2000	10.0000	12.6286	325,836

MFS/Sun Life Emerging Growth Series - Level 4	2004	6.7529	7.5053	19,595
	2003	5.2322	6.7529	21,633
	2002	8.0988	5.2322	34,435
	2001	12.6149	8.0988	52,022
	2000	10.0000	12.6149	101,507

MFS/Sun Life Government Securities S Class - Level 1	2004	10.9575	11.1816	159,243
	2003	10.9147	10.9575	171,876
	2002	10.1131	10.9147	145,367
	2001	10.0000	10.1131	9,783

MFS/Sun Life Government Securities S Class - Level 2	2004	10.9184	11.1247	76,561
	2003	10.8923	10.9184	111,603
	2002	10.1078	10.8923	145,799
	2001	10.0000	10.1078	44,637

MFS/Sun Life Government Securities S Class - Level 3	2004	10.8925	11.0870	66,085
	2003	10.8775	10.8925	73,088
	2002	10.1043	10.8775	86,682
	2001	10.0000	10.1043	33,913

MFS/Sun Life Government Securities S Class - Level 4	2004	10.8535	11.0304	160,220
	2003	10.8551	10.8535	181,895
	2002	10.0990	10.8551	202,407
	2001	10.0000	10.0990	24,372

MFS/Sun Life Government Securities Series - Level 1	2004	12.7422	13.0291	176,955
	2003	12.6576	12.7422	314,261
	2002	11.6972	12.6576	356,368
	2001	11.0472	11.6972	271,555
	2000	9.9962	11.0472	160,555
	1999	10.0000	9.9962	11,012

MFS/Sun Life Government Securities Series - Level 2	2004	12.6704	12.9359	256,026
	2003	12.6055	12.6704	392,317
	2002	11.6668	12.6055	442,106
	2001	11.0352	11.6668	301,605
	2000	10.0000	11.0352	134,222

MFS/Sun Life Government Securities Series - Level 3	2004	12.6227	12.8742	138,634
	2003	12.5708	12.6227	159,575
	2002	11.6465	12.5708	272,112
	2001	11.0273	11.6465	182,148
	2000	10.0000	11.0273	67,329

MFS/Sun Life Government Securities Series - Level 4	2004	12.5512	12.7816	27,003
	2003	12.5187	12.5512	34,193
	2002	11.6160	12.5187	47,193
	2001	11.0153	11.6160	33,311
	2000	10.0000	11.0153	23,747

MFS/Sun Life High Yield S Class - Level 1	2004	11.9002	12.8260	68,282
	2003	9.9624	11.9002	70,998
	2002	9.8804	9.9624	72,991
	2001	10.0000	9.8804	14,842

MFS/Sun Life High Yield S Class - Level 2	2004	11.8578	12.7608	33,078
	2003	9.9421	11.8578	40,195
	2002	9.8752	9.9421	33,859
	2001	10.0000	9.8752	9,775

MFS/Sun Life High Yield S Class - Level 3	2004	11.8297	12.7176	44,172
	2003	9.9285	11.8297	49,353
	2002	9.8717	9.9285	44,359
	2001	10.0000	9.8717	17,007

MFS/Sun Life High Yield S Class - Level 4	2004	11.7873	12.6526	80,122
	2003	9.9081	11.7873	87,558
	2002	9.8665	9.9081	95,885
	2001	10.0000	9.8665	48,874

MFS/Sun Life High Yield Series - Level 1	2004	11.4810	12.3940	92,624
	2003	9.5931	11.4810	136,312
	2002	9.4783	9.5931	158,693
	2001	9.4572	9.4783	302,577
	2000	10.2886	9.4572	265,229
	1999	10.0000	10.2886	44,229

MFS/Sun Life High Yield Series - Level 2	2004	11.4163	12.3054	185,436
	2003	9.5535	11.4163	213,446
	2002	9.4536	9.5535	222,109
	2001	9.4425	9.4536	330,231
	2000	10.0000	9.4425	284,517

MFS/Sun Life High Yield Series - Level 3	2004	11.3734	12.2466	86,054
	2003	9.5272	11.3734	97,821
	2002	9.4371	9.5272	83,235
	2001	9.4357	9.4371	178,539
	2000	10.0000	9.4357	127,183

MFS/Sun Life High Yield Series - Level 4	2004	11.3089	12.1586	18,182
	2003	9.4877	11.3089	19,077
	2002	9.4124	9.4877	17,600
	2001	9.4255	9.4124	47,414
	2000	10.0000	9.4255	20,629

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 1	2004	8.3779	9.0286	29,761
	2003	6.9202	8.3779	52,264
	2002	9.7687	6.9202	45,779
	2001	10.0000	9.7687	26,405

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 2	2004	8.3480	8.9827	27,117
	2003	6.9060	8.3480	30,296
	2002	9.7636	6.9060	27,931
	2001	10.0000	9.7636	4,478

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 3	2004	8.3282	8.9522	27,130
	2003	6.8965	8.3282	20,579
	2002	9.7602	6.8965	14,211
	2001	10.0000	9.7602	4,881

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 4	2004	8.2983	8.9065	38,386
	2003	6.8823	8.2983	38,636
	2002	9.7550	6.8823	39,875
	2001	10.0000	9.7550	4,082

MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 1	2004	7.7346	8.3545	212,927
	2003	6.3607	7.7346	246,939
	2002	8.9716	6.3607	291,678
	2001	12.1225	8.9716	392,962
	2000	13.1026	12.1225	370,902
	1999	10.0000	13.1026	55,773

MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 2	2004	7.6910	8.2947	263,055
	2003	6.3345	7.6910	330,086
	2002	8.9482	6.3345	469,572
	2001	12.1094	8.9482	597,925
	2000	10.0000	12.1094	567,284

MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 3	2004	7.6620	8.2551	311,075
	2003	6.3170	7.6620	376,983
	2002	8.9326	6.3170	435,589
	2001	12.1007	8.9326	518,287
	2000	10.0000	12.1007	341,676

MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 4	2004	7.6185	8.1957	73,010
	2003	6.2908	7.6185	102,569
	2002	8.9092	6.2908	106,892
	2001	12.0876	8.9092	118,221
	2000	10.0000	12.0876	52,190

MFS/Sun Life Massachusetts Investors Trust S Class - Level 1	2004	9.0342	9.9479	33,849
	2003	7.4863	9.0342	27,511
	2002	9.6642	7.4863	28,990
	2001	10.0000	9.6642	12,148

MFS/Sun Life Massachusetts Investors Trust S Class - Level 2	2004	9.0019	9.8974	21,783
	2003	7.4710	9.0019	13,893
	2002	9.6591	7.4710	14,787
	2001	10.0000	9.6591	4,834

MFS/Sun Life Massachusetts Investors Trust S Class - Level 3	2004	8.9805	9.8638	23,310
	2003	7.4608	8.9805	42,479
	2002	9.6557	7.4608	86,089
	2001	10.0000	9.6557	50,820

MFS/Sun Life Massachusetts Investors Trust S Class - Level 4	2004	8.9484	9.8134	31,379
	2003	7.4454	8.9484	42,526
	2002	9.6506	7.4454	29,230
	2001	10.0000	9.6506	8,725

MFS/Sun Life Massachusetts Investors Trust Series - Level 1	2004	8.7853	9.6953	178,678
	2003	7.2574	8.7853	208,752
	2002	9.3487	7.2574	229,161
	2001	11.2581	9.3487	315,386
	2000	11.4114	11.2581	245,729
	1999	10.0000	11.4114	48,386

MFS/Sun Life Massachusetts Investors Trust Series - Level 2	2004	8.7357	9.6260	274,561
	2003	7.2274	8.7357	325,685
	2002	9.3243	7.2274	356,488
	2001	11.2460	9.3243	393,588
	2000	10.0000	11.2460	350,699

MFS/Sun Life Massachusetts Investors Trust Series - Level 3	2004	8.7029	9.5800	224,542
	2003	7.2075	8.7029	263,977
	2002	9.3081	7.2075	281,823
	2001	11.2379	9.3081	377,859
	2000	10.0000	11.2379	217,156

MFS/Sun Life Massachusetts Investors Trust Series - Level 4	2004	8.6535	9.5111	39,426
	2003	7.1776	8.6535	45,534
	2002	9.2837	7.1776	43,765
	2001	11.2257	9.2837	79,965
	2000	10.0000	11.2257	28,221

MFS/Sun Life New Discovery S Class - Level 1	2004	8.9605	9.4674	116,136
	2003	6.7344	8.9605	112,789
	2002	10.3009	6.7344	60,064
	2001	10.0000	10.3009	7,517

MFS/Sun Life New Discovery S Class - Level 2	2004	8.9285	9.4193	87,549
	2003	6.7206	8.9285	81,853
	2002	10.2955	6.7206	50,553
	2001	10.0000	10.2955	1,773

MFS/Sun Life New Discovery S Class - Level 3	2004	8.9073	9.3873	122,617
	2003	6.7114	8.9073	158,885
	2002	10.2918	6.7114	93,987
	2001	10.0000	10.2918	1,025

MFS/Sun Life New Discovery S Class - Level 4	2004	8.8753	9.3393	287,766
	2003	6.6975	8.8753	432,651
	2002	10.2864	6.6975	328,063
	2001	10.0000	10.2864	5,035

MFS/Sun Life New Discovery Series - Level 1	2004	12.8263	13.5860	201,611
	2003	9.6200	12.8263	200,751
	2002	14.6705	9.6200	215,786
	2001	15.6900	14.6705	179,957
	2000	15.8588	15.6900	212,082
	1999	10.0000	15.8588	18,482

MFS/Sun Life New Discovery Series - Level 2	2004	12.7539	13.4887	246,012
	2003	9.5803	12.7539	257,389
	2002	14.6322	9.5803	327,136
	2001	15.6730	14.6322	273,056
	2000	10.0000	15.6730	280,751

MFS/Sun Life New Discovery Series - Level 3	2004	12.7059	13.4243	204,526
	2003	9.5538	12.7059	205,803
	2002	14.6068	9.5538	218,565
	2001	15.6618	14.6068	197,691
	2000	10.0000	15.6618	140,805

MFS/Sun Life New Discovery Series - Level 4	2004	12.6338	13.3277	65,826
	2003	9.5142	12.6338	61,350
	2002	14.5684	9.5142	55,601
	2001	15.6448	14.5684	34,159
	2000	10.0000	15.6448	29,127

MFS/Sun Life Total Return S Class - Level 1	2004	10.6374	11.6509	264,490
	2003	9.2388	10.6374	253,250
	2002	9.9609	9.2388	156,057
	2001	10.0000	9.9609	37,438

MFS/Sun Life Total Return S Class - Level 2	2004	10.5995	11.5917	162,027
	2003	9.2199	10.5995	144,203
	2002	9.9556	9.2199	106,217
	2001	10.0000	9.9556	29,895

MFS/Sun Life Total Return S Class - Level 3	2004	10.5743	11.5524	228,157
	2003	9.2073	10.5743	189,214
	2002	9.9522	9.2073	166,814
	2001	10.0000	9.9522	53,325

MFS/Sun Life Total Return S Class - Level 4	2004	10.5364	11.4934	305,170
	2003	9.1884	10.5364	464,020
	2002	9.9469	9.1884	279,586
	2001	10.0000	9.9469	53,569

MFS/Sun Life Total Return Series - Level 1	2004	12.7901	14.0500	275,461
	2003	11.0783	12.7901	296,729
	2002	11.9227	11.0783	320,702
	2001	12.0376	11.9227	304,795
	2000	10.4572	12.0376	194,480
	1999	10.0000	10.4572	42,271

MFS/Sun Life Total Return Series - Level 2	2004	12.7180	13.9495	448,247
	2003	11.0326	12.7180	482,764
	2002	11.8917	11.0326	476,503
	2001	12.0246	11.8917	463,198
	2000	10.0000	12.0246	172,612

MFS/Sun Life Total Return Series - Level 3	2004	12.6702	13.8829	297,721
	2003	11.0022	12.6702	310,174
	2002	11.8710	11.0022	332,083
	2001	12.0160	11.8710	253,585
	2000	10.0000	12.0160	65,962

MFS/Sun Life Total Return Series - Level 4	2004	12.5984	13.7831	123,455
	2003	10.9567	12.5984	76,296
	2002	11.8399	10.9567	74,386
	2001	12.0030	11.8399	72,725
	2000	10.0000	12.0030	3,383

MFS/Sun Life Utilities S Class - Level 1	2004	8.9420	11.4570	22,049
	2003	6.6702	8.9420	23,446
	2002	8.9236	6.6702	16,950
	2001	10.0000	8.9236	3,741

MFS/Sun Life Utilities S Class - Level 2	2004	8.9101	11.3987	22,138
	2003	6.6566	8.9101	26,827
	2002	8.9189	6.6566	23,818
	2001	10.0000	8.9189	16,298

MFS/Sun Life Utilities S Class - Level 3	2004	8.8889	11.3601	15,030
	2003	6.6475	8.8889	11,881
	2002	8.9158	6.6475	15,535
	2001	10.0000	8.9158	4,149

MFS/Sun Life Utilities S Class - Level 4	2004	8.8571	11.3020	45,136
	2003	6.6338	8.8571	40,322
	2002	8.9110	6.6338	28,919
	2001	10.0000	8.9110	20,490

MFS/Sun Life Utilities Series - Level 1	2004	9.5336	12.2486	173,909
	2003	7.0996	9.5336	206,311
	2002	9.4609	7.0996	224,363
	2001	12.6848	9.4609	325,547
	2000	12.0305	12.6848	301,219
	1999	10.0000	12.0305	49,859

MFS/Sun Life Utilities Series - Level 2	2004	9.4798	12.1610	250,244
	2003	7.0703	9.4798	280,287
	2002	9.4362	7.0703	315,861
	2001	12.6711	9.4362	489,348
	2000	10.0000	12.6711	392,655

MFS/Sun Life Utilities Series - Level 3	2004	9.4441	12.1029	178,797
	2003	7.0509	9.4441	185,317
	2002	9.4198	7.0509	174,210
	2001	12.6620	9.4198	235,151
	2000	10.0000	12.6620	190,233

MFS/Sun Life Utilities Series - Level 4	2004	9.3906	12.0158	45,828
	2003	7.0216	9.3906	43,082
	2002	9.3951	7.0216	48,831
	2001	12.6483	9.3951	88,937
	2000	10.0000	12.6483	92,707

OpCap Equity Portfolio - Level 1	2004	10.4352	11.5101	9,709
	2003	8.2355	10.4352	10,118
	2002	10.6338	8.2355	15,832
	2001	11.6056	10.6338	19,808
	2000	10.7137	11.6056	27,408
	1999	10.0000	10.7137	102

OpCap Equity Portfolio - Level 2	2004	10.3763	11.4278	7,217
	2003	8.2015	10.3763	8,039
	2002	10.6061	8.2015	8,323
	2001	11.5931	10.6061	13,280
	2000	10.0000	11.5931	6,988

OpCap Equity Portfolio - Level 3	2004	10.3373	11.3732	2,664
	2003	8.1789	10.3373	3,585
	2002	10.5877	8.1789	4,364
	2001	11.5848	10.5877	14,397
	2000	10.0000	11.5848	20,021

OpCap Equity Portfolio - Level 4	2004	10.2787	11.291427	0
	2003	8.1450	10.278717	0
	2002	10.5599	8.1450	3,244
	2001	11.5722	10.5599	6,893
	2000	10.0000	11.5722	7,891

OpCap Managed Portfolio - Level 1	2004	10.5436	11.5090	10,907
	2003	8.7872	10.5436	10,986
	2002	10.7277	8.7872	11,113
	2001	11.4485	10.7277	26,412
	2000	10.5852	11.4485	25,564
	1999	10.0000	10.5852	25,785

OpCap Managed Portfolio - Level 2	2004	10.4841	11.4267	5,872
	2003	8.7510	10.4841	12,977
	2002	10.6997	8.7510	12,615
	2001	11.4362	10.6997	12,616
	2000	10.0000	11.4362	13,806

OpCap Managed Portfolio - Level 3	2004	10.4447	11.372089	0
	2003	8.7269	10.4447	17
	2002	10.6811	8.726873	0
	2001	11.4279	10.681116	0
	2000	10.0000	11.4279	2,510

OpCap Managed Portfolio - Level 4	2004	10.3855	11.290338	0
	2003	8.6907	10.385484	0
	2002	10.6531	8.6907	174
	2001	11.4156	10.6531	174
	2000	10.0000	11.4156	0

OpCap Mid Cap Portfolio - Level 1	2004	19.5463	22.9876	31,946
	2003	14.9773	19.5463	37,317
	2002	16.3655	14.9773	42,563
	2001	15.5854	16.3655	80,882
	2000	12.5624	15.5854	94,315
	1999	10.0000	12.5624	19,070

OpCap Mid Cap Portfolio - Level 2	2004	19.4361	22.8231	58,078
	2003	14.9155	19.4361	62,947
	2002	16.3229	14.9155	77,633
	2001	15.5686	16.3229	92,396
	2000	10.0000	15.5686	100,792

OpCap Mid Cap Portfolio - Level 3	2004	19.3630	22.7141	49,138
	2003	14.8745	19.3630	50,698
	2002	16.2945	14.8745	52,938
	2001	15.5575	16.2945	59,759
	2000	10.0000	15.5575	54,596

OpCap Mid Cap Portfolio - Level 4	2004	19.2533	22.5508	0
	2003	14.8128	19.2533	371
	2002	16.2518	14.8128	3,964
	2001	15.5406	16.2518	6,392
	2000	10.0000	15.5406	6,218

OpCap Small Cap Portfolio - Level 1	2004	17.3827	20.1932	11,337
	2003	12.3643	17.3827	11,939
	2002	16.0106	12.3643	13,049
	2001	14.9981	16.0106	17,916
	2000	10.5551	14.9981	9,783
	1999	10.0000	10.5551	102

OpCap Small Cap Portfolio - Level 2	2004	17.2847	20.0488	12,994
	2003	12.3133	17.2847	18,651
	2002	15.9689	12.3133	29,677
	2001	14.9819	15.9689	46,852
	2000	10.0000	14.9819	27,009

OpCap Small Cap Portfolio - Level 3	2004	17.2196	19.9530	2,214
	2003	12.2794	17.2196	3,161
	2002	15.9411	12.2794	4,795
	2001	14.9712	15.9411	6,271
	2000	10.0000	14.9712	2,008

OpCap Small Cap Portfolio - Level 4	2004	17.1221	19.8096	229
	2003	12.2285	17.1221	343
	2002	15.8994	12.2285	4,022
	2001	14.9550	15.8994	5,655
	2000	10.0000	14.9550	7,179

PIMCO Real Return Bond Portfolio - Level 1	2004	10.8148	11.6081	93,126
	2003	10.0813	10.8148	80,150
	2002	10.0000	10.0813	13,697

PIMCO Real Return Bond Portfolio - Level 2	2004	10.7942	11.5684	74,526
	2003	10.0774	10.7942	44,145
	2002	10.0000	10.0774	1,802

PIMCO Real Return Bond Portfolio - Level 3	2004	10.7805	11.5419	43,512
	2003	10.0749	10.7805	42,134
	2002	10.0000	10.0749	9,598

PIMCO Real Return Bond Portfolio - Level 4	2004	10.7599	11.5022	63,937
	2003	10.0710	10.7599	54,196
	2002	10.0000	10.0710	211

PIMCO Total Return Bond Portfolio - Level 1	2004	10.5741	10.9301	336,185
	2003	10.2144	10.5741	280,411
	2002	10.0000	10.2144	174,068

PIMCO Total Return Bond Portfolio - Level 2	2004	10.5540	10.8927	430,351
	2003	10.2105	10.5540	302,312
	2002	10.0000	10.2105	165,102

PIMCO Total Return Bond Portfolio - Level 3	2004	10.5406	10.8678	302,818
	2003	10.2079	10.5406	284,377
	2002	10.0000	10.2079	213,051

PIMCO Total Return Bond Portfolio - Level 4	2004	10.5204	10.8303	322,933
	2003	10.2040	10.5204	280,175
	2002	10.0000	10.2040	158,337

PIMCO Emerging Markets Bond Portfolio - Level 1	2004	15.0900	16.6733	160,122
	2003	11.6272	15.0900	152,107
	2002	10.0000	11.6272	126,196

PIMCO Emerging Markets Bond Portfolio - Level 2	2004	15.0613	16.6162	116,234
	2003	11.6228	15.0613	109,334
	2002	10.0000	11.6228	119,679

PIMCO Emerging Markets Bond Portfolio - Level 3	2004	15.0422	16.5783	128,967
	2003	11.6198	15.0422	133,797
	2002	10.0000	11.6198	135,342

PIMCO Emerging Markets Bond Portfolio - Level 4	2004	15.0134	16.5213	154,181
	2003	11.6153	15.0134	148,953
	2002	10.0000	11.6153	132,777

PIMCO High Yield Portfolio - Level 1	2004	13.1217	14.1675	223,485
	2003	10.8329	13.1217	205,754
	2002	10.0000	10.8329	125,128

PIMCO High Yield Portfolio - Level 2	2004	13.0967	14.1190	197,908
	2003	10.8288	13.0967	188,814
	2002	10.0000	10.8288	123,198

PIMCO High Yield Portfolio - Level 3	2004	13.0801	14.0868	227,404
	2003	10.8260	13.0801	209,982
	2002	10.0000	10.8260	146,348

PIMCO High Yield Portfolio - Level 4	2004	13.0551	14.0383	297,185
	2003	10.8218	13.0551	281,484
	2002	10.0000	10.8218	178,487

Rydex VT Nova Fund Portfolio - Level 1	2004	7.1745	8.1041	1,000
	2003	5.2302	7.1745	3,384
	2002	8.2573	5.2302	721
	2001	10.0000	8.2573	16

Rydex VT Nova Fund Portfolio - Level 2	2004	7.1454	8.0589	514
	2003	5.2169	7.1454	3,819
	2002	8.2488	5.2169	14,854
	2001	10.0000	8.2488	1,676

Rydex VT Nova Fund Portfolio - Level 3	2004	7.1260	8.0289	3,996
	2003	5.2080	7.1260	3,888
	2002	8.2432	5.2080	1,437
	2001	10.0000	8.2432	1,940

Rydex VT Nova Fund Portfolio - Level 4	2004	7.0970	7.9839	8,805
	2003	5.1947	7.0970	10,013
	2002	8.2348	5.1947	2,076
	2001	10.0000	8.2348	2,412

Rydex VT OTC Fund Portfolio - Level 1	2004	6.8523	7.3838	21,050
	2003	4.7814	6.8523	32,880
	2002	7.9348	4.7814	6,559
	2001	10.0000	7.9348	6,973

Rydex VT OTC Fund Portfolio - Level 2	2004	6.8245	7.3427	16,092
	2003	4.7693	6.8245	30,398
	2002	7.9267	4.7693	9,512
	2001	10.0000	7.9267	11,082

Rydex VT OTC Fund Portfolio - Level 3	2004	6.8060	7.3154	13,069
	2003	4.7612	6.8060	85,476
	2002	7.9213	4.7612	12,253
	2001	10.0000	7.9213	22,364

Rydex VT OTC Fund Portfolio - Level 4	2004	6.7783	7.2744	18,032
	2003	4.7490	6.7783	18,112
	2002	7.9131	4.7490	5,381
	2001	10.0000	7.9131	5,153

SC Neuberger Berman Mid Cap Growth Fund - Level 1	2004	7.6799	10	0
	2003	6.0372	7.6799	21,269
	2002	8.6634	6.0372	36,776
	2001	10.0000	8.6634	16,751

SC Neuberger Berman Mid Cap Growth Fund - Level 2	2004	7.6487	10	0
	2003	6.0218	7.6487	55,762
	2002	8.6546	6.0218	57,296
	2001	10.0000	8.6546	32,815

SC Neuberger Berman Mid Cap Growth Fund - Level 3	2004	7.6280	10	0
	2003	6.0116	7.6280	24,701
	2002	8.6487	6.0116	22,900
	2001	10.0000	8.6487	14,930

SC Neuberger Berman Mid Cap Growth Fund - Level 4	2004	7.5969	10	0
	2003	5.9962	7.5969	38,100
	2002	8.6398	5.9962	30,012
	2001	10.0000	8.6398	19,490

SC Neuberger Berman Mid Cap Value Fund - Level 1	2004	11.7400	10	0
	2003	8.7366	11.7400	26,865
	2002	9.7991	8.7366	32,009
	2001	10.0000	9.7991	10,932

SC Neuberger Berman Mid Cap Value Fund - Level 2	2004	11.6924	10	0
	2003	8.7144	11.6924	48,739
	2002	9.7891	8.7144	47,768
	2001	10.0000	9.7891	2,329

SC Neuberger Berman Mid Cap Value Fund - Level 3	2004	11.6608	10	0
	2003	8.6996	11.6608	22,334
	2002	9.7825	8.6996	18,750
	2001	10.0000	9.7825	7,911

SC Neuberger Berman Mid Cap Value Fund - Level 4	2004	11.6133	10	0
	2003	8.6774	11.6133	58,460
	2002	9.7725	8.6774	44,555
	2001	10.0000	9.7725	5,329

SC Blue Chip Mid Cap Fund - Level 1	2004	17.4474	19.9695	213,631
	2003	13.0085	17.4474	223,915
	2002	15.5116	13.0085	248,405
	2001	16.2722	15.5116	251,592
	2000	13.2132	16.2722	243,919
	1999	10.0000	13.2132	17,878

SC Blue Chip Mid Cap Fund - Level 2	2004	17.3490	19.8266	358,583
	2003	12.9548	17.3490	382,673
	2002	15.4711	12.9548	410,444
	2001	16.2546	15.4711	418,350
	2000	10.0000	16.2546	287,334

SC Blue Chip Mid Cap Fund - Level 3	2004	17.2837	19.7319	227,291
	2003	12.9191	17.2837	254,893
	2002	15.4442	12.9191	257,181
	2001	16.2429	15.4442	258,645
	2000	10.0000	16.2429	186,213

SC Blue Chip Mid Cap Fund - Level 4	2004	17.1857	19.5900	307,001
	2003	12.8655	17.1857	218,249
	2002	15.4037	12.8655	214,371
	2001	16.2254	15.4037	146,226
	2000	10.0000	16.2254	46,440

Sun Capital Investment Grade Bond Fund - Level 1	2004	12.8517	13.4781	238,015
	2003	11.8930	12.8517	293,646
	2002	11.4715	11.8930	421,010
	2001	10.8554	11.4715	581,035
	2000	10.0222	10.8554	268,500
	1999	10.0000	10.0222	11,533

Sun Capital Investment Grade Bond Fund - Level 2	2004	12.7792	13.3817	319,827
	2003	11.8440	12.7792	382,492
	2002	11.4416	11.8440	417,357
	2001	10.8437	11.4416	552,746
	2000	10.0000	10.8437	253,362

Sun Capital Investment Grade Bond Fund - Level 3	2004	12.7311	13.3177	206,621
	2003	11.8113	12.7311	273,566
	2002	11.4217	11.8113	300,552
	2001	10.8358	11.4217	450,063
	2000	10.0000	10.8358	225,602

Sun Capital Investment Grade Bond Fund - Level 4	2004	12.6590	13.2220	211,038
	2003	11.7624	12.6590	252,985
	2002	11.3918	11.7624	333,665
	2001	10.8241	11.3918	272,819
	2000	10.0000	10.8241	43,542

SC Investors Foundation Fund - Level 1	2004	9.4406	10.0000	0
	2003	7.4145	9.4406	5,623
	2002	10.0098	7.4145	6,040
	2001	11.0327	10.0098	6,553
	2000	11.9051	11.0327	4,159
	1999	10.0000	11.9051	394

SC Investors Foundation Fund - Level 2	2004	9.3874	10.0000	0
	2003	7.3838	9.3874	27,055
	2002	9.9837	7.3838	26,176
	2001	11.0208	9.9837	32,747
	2000	10.0000	11.0208	30,675

SC Investors Foundation Fund - Level 3	2004	9.3520	10.0000	0
	2003	7.3635	9.3520	29,761
	2002	9.9663	7.3635	43,944
	2001	11.0129	9.9663	34,231
	2000	10.0000	11.0129	24,313

SC Investors Foundation Fund - Level 4	2004	9.2990	10.0000	0
	2003	7.3330	9.2990	61,065
	2002	9.9402	7.3330	20,483
	2001	11.0010	9.9402	9,231
	2000	10.0000	11.0010	207

Sun Capital Money Market Fund - Level 1	2004	10.6010	10.5239	749,393
	2003	10.6982	10.6010	784,530
	2002	10.7349	10.6982	1,158,613
	2001	10.5161	10.7349	1,233,229
	2000	10.0779	10.5161	801,538
	1999	10.0000	10.0779	366,623

Sun Capital Money Market Fund - Level 2	2004	10.5412	10.4486	1,209,190
	2003	10.6541	10.5412	1,325,381
	2002	10.7069	10.6541	1,548,676
	2001	10.5047	10.7069	1,942,076
	2000	10.0000	10.5047	533,464

Sun Capital Money Market Fund - Level 3	2004	10.5016	10.3987	664,339
	2003	10.6248	10.5016	670,439
	2002	10.6883	10.6248	868,913
	2001	10.4972	10.6883	801,224
	2000	10.0000	10.4972	373,023

Sun Capital Money Market Fund - Level 4	2004	10.4421	10.3239	356,893
	2003	10.5807	10.4421	223,852
	2002	10.6603	10.5807	299,730
	2001	10.4858	10.6603	113,904
	2000	10.0000	10.4858

Sun Capital Real Estate Fund - Level 1	2004	20.3095	26.6830	148,656
	2003	15.1589	20.3095	159,569
	2002	14.7767	15.1589	159,606
	2001	13.3219	14.7767	97,704
	2000	10.3018	13.3219	103,314
	1999	10.0000	10.3018	2,281

Sun Capital Real Estate Fund - Level 2	2004	20.1951	26.4922	161,479
	2003	15.0964	20.1951	170,834
	2002	14.7382	15.0964	178,250
	2001	13.3076	14.7382	80,220
	2000	10.0000	13.3076	45,667

Sun Capital Real Estate Fund - Level 3	2004	20.1191	26.3657	131,429
	2003	15.0549	20.1191	136,063
	2002	14.7126	15.0549	140,470
	2001	13.2980	14.7126	76,543
	2000	10.0000	13.2980	147,600

Sun Capital Real Estate Fund - Level 4	2004	20.0052	26.1763	160,698
	2003	14.9925	20.0052	178,950
	2002	14.6741	14.9925	161,956
	2001	13.2836	14.6741	43,197
	2000	10.0000	13.2836	9,310

SC Select Equity Fund - Level 1	2004	9.1687	10.0000	0
	2003	7.1031	9.1687	40,991
	2002	9.9482	7.1031	45,864
	2001	12.0538	9.9482	44,076
	2000	13.5393	12.0538	110,471
	1999	10.0000	13.5393	9,027

SC Select Equity Fund - Level 2	2004	9.1169	10.0000	0
	2003	7.0738	9.1169	78,510
	2002	9.9222	7.0738	102,323
	2001	12.0408	9.9222	123,178
	2000	10.0000	12.0408	139,242

SC Select Equity Fund - Level 3	2004	9.0826	10.0000	0
	2003	7.0543	9.0826	107,908
	2002	9.9050	7.0543	121,925
	2001	12.0322	9.9050	143,103
	2000	10.0000	12.0322	121,646

SC Select Equity Fund - Level 4	2004	9.0311	10.0000	0
	2003	7.0250	9.0311	19,223
	2002	9.8790	7.0250	18,246
	2001	12.0191	9.8790	23,923
	2000	10.0000	12.0191	67,223

SC Davis Venture Value Fund - Level 1	2004	9.1541	10.1444	178,443
	2003	7.1176	9.1541	170,848
	2002	8.6247	7.1176	168,002
	2001	9.7910	8.6247	153,630
	2000	10.0000	9.7910	130,722

SC Davis Venture Value Fund - Level 2	2004	9.1060	10.0757	275,045
	2003	7.0910	9.1060	227,618
	2002	8.6056	7.0910	216,549
	2001	9.7843	8.6056	217,157
	2000	10.0000	9.7843	124,165

SC Davis Venture Value Fund - Level 3	2004	9.0741	10.0302	300,278
	2003	7.0733	9.0741	294,982
	2002	8.5929	7.0733	288,919
	2001	9.7798	8.5929	255,374
	2000	10.0000	9.7798	163,236

SC Davis Venture Value Fund - Level 4	2004	9.0262	9.9620	202,462
	2003	7.0467	9.0262	112,054
	2002	8.5737	7.0467	122,307
	2001	9.7731	8.5737	99,065
	2000	10.0000	9.7731	19,626

SC Davis Financial Fund - Level 1	2004	11.0359	10.0000	0
	2003	8.3305	11.0359	17,316
	2002	10.3673	8.3305	23,176
	2001	11.2632	10.3673	50,731
	2000	10.0000	11.2632	12,214

SC Davis Financial Fund - Level 2	2004	10.9779	10.0000	0
	2003	8.2994	10.9779	35,265
	2002	10.3444	8.2994	48,257
	2001	11.2555	10.3444	49,367
	2000	10.0000	11.2555	20,424

SC Davis Financial Fund - Level 3	2004	10.9395	10.0000	0
	2003	8.2787	10.9395	40,878
	2002	10.3291	8.2787	30,882
	2001	11.2503	10.3291	38,310
	2000	10.0000	11.2503	11,953

SC Davis Financial Fund - Level 4	2004	10.8818	10.0000	0
	2003	8.2476	10.8818	61,944
	2002	10.3060	8.2476	61,260
	2001	11.2426	10.3060	48,921
	2000	10.0000	11.2426	23,603

SC Value Equity Fund - Level 1	2004	10.1084	10.0000	0
	2003	7.7262	10.1084	22,121
	2002	10.8135	7.7262	33,715
	2001	11.2609	10.8135	26,105
	2000	10.0000	11.2609	728

SC Value Equity Fund - Level 2	2004	10.0554	10.0000	0
	2003	7.6974	10.0554	30,619
	2002	10.7896	7.6974	31,534
	2001	11.2532	10.7896	31,387
	2000	10.0000	11.2532	2,013

SC Value Equity Fund - Level 3	2004	10.0202	10.0000	0
	2003	7.6782	10.0202	24,455
	2002	10.7736	7.6782	18,245
	2001	11.2481	10.7736	38,371
	2000	10.0000	11.2481	2,629

SC Value Equity Fund - Level 4	2004	9.9673	10.0000	0
	2003	7.6493	9.9673	8,112
	2002	10.7496	7.6493	2,064
	2001	11.2403	10.7496	14,079
	2000	10.0000	11.2403	3,293

SC Value Managed Fund - Level 1	2004	10.3155	10.0000	0
	2003	8.1094	10.3155	9,766
	2002	10.4670	8.1094	25,344
	2001	11.3072	10.4670	2,831
	2000	10.0000	11.3072

SC Value Managed Fund - Level 2	2004	10.2613	10.0000	0
	2003	8.0791	10.2613	47,048
	2002	10.4438	8.0791	44,967
	2001	11.2994	10.4438	48,976
	2000	10.0000	11.2994	747

SC Value Managed Fund - Level 3	2004	10.2253	10.0000	0
	2003	8.0590	10.2253	5,398
	2002	10.4283	8.0590	9,733
	2001	11.2943	10.4283	14,613
	2000	10.0000	11.2943

S Value Managed Fund - Level 4	2004	10.1714	10.0000	0
	2003	8.0288	10.1714	13,845
	2002	10.4051	8.0288	15,751
	2001	11.2865	10.4051	13,973
	2000	10.0000	11.2865

SC Value Mid Cap Fund - Level 1	2004	13.0338	10.0000	0
	2003	10.0164	13.0338	61,893
	2002	10.8136	10.0164	74,010
	2001	10.2714	10.8136	96,665
	2000	10.0000	10.2714	137,558

SC Value Mid Cap Fund - Level 2	2004	12.9653	10.0000	0
	2003	9.9790	12.9653	67,701
	2002	10.7896	9.9790	83,861
	2001	10.2644	10.7896	76,711
	2000	10.0000	10.2644	87,394

SC Value Mid Cap Fund - Level 3	2004	12.9199	10.0000	0
	2003	9.9541	12.9199	56,934
	2002	10.7736	9.9541	64,730
	2001	10.2597	10.7736	59,407
	2000	10.0000	10.2597	59,692

SC Value Mid Cap Fund - Level 4	2004	12.8518	10.0000	0
	2003	9.9167	12.8518	60,765
	2002	10.7496	9.9167	54,796
	2001	10.2526	10.7496	32,644
	2000	10.0000	10.2526	18,407

SC Value Small Cap Fund - Level 1	2004	14.1903	16.5613	246,810
	2003	10.1672	14.1903	235,600
	2002	12.9971	10.1672	235,491
	2001	12.1093	12.9971	125,898
	2000	10.0000	12.1093	96,343

SC Value Small Cap Fund - Level 2	2004	14.1158	16.4492	196,024
	2003	10.1292	14.1158	190,095
	2002	12.9683	10.1292	198,192
	2001	12.1010	12.9683	67,696
	2000	10.0000	12.1010	33,739

SC Value Small Cap Fund - Level 3	2004	14.0663	16.3750	210,231
	2003	10.1039	14.0663	196,783
	2002	12.9492	10.1039	206,392
	2001	12.0955	12.9492	74,143
	2000	10.0000	12.0955	34,600

SC Value Small Cap Fund - Level 4	2004	13.9921	16.2636	247,768
	2003	10.0660	13.9921	266,840
	2002	12.9203	10.0660	239,891
	2001	12.0871	12.9203	62,496
	2000	10.0000	12.0871	9,272

SC Alger Growth Fund - Level 1	2004	9.9229	10.0000	0
	2003	7.4989	9.9229	44,613
	2002	10.0000	7.4989	49,500

SC Alger Growth Fund - Level 2	2004	9.8977	10.0000	0
	2003	7.4912	9.8977	62,422
	2002	10.0000	7.4912	59,393

SC Alger Growth Fund - Level 3	2004	9.8809	10.0000	0
	2003	7.4861	9.8809	74,247
	2002	10.0000	7.4861	13,931

SC Alger Growth Fund - Level 4	2004	9.8557	10.0000	0
	2003	7.4784	9.8557	164,282
	2002	10.0000	7.4784	140,465

SC Alger Income & Growth Fund - Level 1	2004	9.9974	10.0000	0
	2003	7.7830	9.9974	44,440
	2002	10.0000	7.7830	61,140
				0
SC Alger Income & Growth Fund - Level 2	2004	9.9720	10.0000	0
	2003	7.7751	9.9720	43,062
	2002	10.0000	7.7751	41,835

SC Alger Income & Growth Fund - Level 3	2004	9.9551	10.0000	0
	2003	7.7697	9.9551	35,759
	2002	10.0000	7.7697	30,123

SC Alger Income & Growth Fund - Level 4	2004	9.9297	10.0000	0
	2003	7.7618	9.9297	32,341
	2002	10.0000	7.7618	19,540

SC Alger Small Capitalization Fund - Level 1	2004	10.8410	10.0000	0
	2003	7.6659	10.8410	14,810
	2002	10.0000	7.6659	13,937

SC Alger Small Capitalization Fund - Level 2	2004	10.8134	10.0000	0
	2003	7.6580	10.8134	39,528
	2002	10.0000	7.6580	20,967

SC Alger Small Capitalization Fund - Level 3	2004	10.7951	10.0000	0
	2003	7.6528	10.7951	21,944
	2002	10.0000	7.6528	10,176

SC Alger Small Capitalization Fund - Level 4	2004	10.7675	10.0000	0
	2003	7.6449	10.7675	7,291
	2002	10.0000	7.6449	12,666

Sun Capital All Cap Fund - Level 1	2004	11.2757	13.3773	5,423
	2003	7.4836	11.2757	34,733
	2002	10.0000	7.4836	6,992

Sun Capital All Cap Fund - Level 2	2004	11.2471	13.3230	41,768
	2003	7.4759	11.2471	15,241
	2002	10.0000	7.475908	0

Sun Capital All Cap Fund - Level 3	2004	11.2280	13.2869	22,980
	2003	7.4708	11.2280	22,553
	2002	10.0000	7.4708	954

Sun Capital All Cap Fund - Level 4	2004	11.1994	13.2327	4,014
	2003	7.4631	11.1994	10,000
	2002	10.0000	7.4631	8,747

Templeton Growth Securites Fund - Class 2 - Level 1	2004	13.7922	15.7700	20,714
	2003	10.5914	13.7922	11,362
	2002	10.0000	10.5914	0

Templeton Growth Securites Fund - Class 2 - Level 2	2004	13.7660	15.7160	13,654
	2003	10.5873	13.7660	1,131
	2002	10.0000	10.5873	0

Templeton Growth Securites Fund - Class 2 - Level 3	2004	13.7485	15.6801	14,384
	2003	10.5846	13.7485	5,897
	2002	10.0000	10.5846	0

Templeton Growth Securites Fund - Class 2 - Level 4	2004	13.7222	15.6261	22,724
	2003	10.5805	13.7222	726
	2002	10.0000	10.5805	0

Templeton Foreign Securites Fund - Class 2 - Level 1	2004	13.6180	15.9065	12,207
	2003	10.4515	13.6180	9,889
	2002	10.0000	10.4515	3,087

Templeton Foreign Securites Fund - Class 2 - Level 2	2004	13.5921	15.8521	16,025
	2003	10.4474	13.5921	5,760
	2002	10.0000	10.4474	0

Templeton Foreign Securites Fund - Class 2 - Level 3	2004	13.5748	15.8159	15,418
	2003	10.4448	13.5748	1,328
	2002	10.0000	10.4448	1,993

Templeton Foreign Securites Fund - Class 2 - Level 4	2004	13.5489	15.7615	4,278
	2003	10.4408	13.548873	0
	2002	10.0000	10.440755	0

APPENDIX K

INVESTMENT OPTIONS AND EXPENSES FOR INITIAL CLASS SHARES

The MFS/Sun Life Series Trust Fund options shown in this prospectus are the "Service Class" shares of the Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each MFS/Sun Life Series Trust Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to Owners of such Contracts:
Large-Cap Value Equity Funds	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return Series	MFS/ Sun Life New Discovery Series
Large-Cap Blend Equity Funds	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Utilities Series
Large-Cap Growth Equity Funds	High Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation Series	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Emerging Growth Series	Low-Quality Intermediate-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield Series
Stock Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense ratios, which are 0.25% lower for the Initial Class shares.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481